UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 8, 2008

Potomac Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

West Virginia

(State of Other Jurisdiction of Incorporation)

0-24958

(Commission File Number)

55-0732247

(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906

(Address of Principal Executive Offices) (Zip Code)

304-725-8431

Registrant's telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Robert F. Baronner, Jr., President and CEO of Potomac Bancshares, Inc., announced the July 8, 2008 election of two new directors by the board of Potomac Bancshares, Inc. Directors elected were Mary Clare Eros and Dr. Keith B. Berkeley.

A practicing attorney, Eros was a member of Jackson Kelly PLLC until her retirement in 2007. At Jackson Kelly, Eros practiced Corporate, Banking, Business, and Commercial Law. She obtained her law degree from Georgetown University in 1981 and received a Bachelor of Arts degree in English Literature from St. Louis University in 1968. In 2005, Eros was awarded an Honorary LL degree from Shepherd University and was the Commencement Speaker at graduation.

A licensed veterinarian, Berkeley is President and Owner of Valley Equine Associates PLLC; a large animal practice located in Ranson West Virginia. He majored in Animal Science at Clemson University and received his Doctor of Veterinary Medicine in 1984 from Tuskegee University. In January 2008, Dr. Berkeley became a Diplomate with the American Board of Veterinary Practitioners being certified in Equine Practice. He currently has veterinary licenses in West Virginia, Virginia, Maryland, and Pennsylvania. Dr. Berkeley holds memberships with the American Association of Equine Practitioners, American Veterinary Medical Association, West Virginia Veterinary Medical Association, Virginia Association of Equine Practitioners (VAEP), American Association of Bovine Practitioners, and Veterinary Management Group-III.

Baronner said, "Mary Clare's reputation as a commercial banking lawyer is well known throughout the state and Keith is well known and respected within the horseman and farm community. We feel very fortunate to have their expertise, advice, and counsel on our board".

There are no arrangements or understandings between either of these new directors and any other persons pursuant to which such directors were selected as directors.

These two new directors will be named to committees of the board of directors after they have completed their orientation periods. The specific committee appointments are not known at this time.

Any transactions during the last fiscal year with these two new directors have been made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and did not involve more than the normal risk of collectability or present other unfavorable features.

There are no plans, contracts or arrangements to which either of these new directors is a party or in which either of these new directors participates.

Item 8.01. Other Events.

Mr. Baronner also announced the approval of the 3rd quarter 2008 dividend.

The Board of Directors has approved a dividend of $0.1150 per share to be paid on September 1, 2008 to shareholders of record on August 15, 2008. This increased dividend represents the twenty - second consecutive increase in the dividend since the company began paying them on a quarterly basis in 2003. Commenting on the dividend, Mr. Baronner stated, "The increased dividend to be paid on September 1, 2008 continues to reflect the confidence that the Board of Directors has in regard to the ongoing earnings capability of Potomac Bancshares, Inc. even during a difficult economic period."

Potomac Bancshares Inc. is a public company trading under the ticker symbol PTBS.OB. PTBS is the one bank holding company for Bank of Charles Town (BCT) located in Charles Town West Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Potomac Bancshares, Inc.

/s/ Robert F. Baronner, Jr.

Robert F. Baronner, Jr., President and CEO

July 8, 2008